Jorden Burt LLP
1025 Thomas Jefferson Street, N.W.               Brickell Avenue, Suite 500
Suite 400 East                                   Miami, Florida 33131-2803
Washington, D.C. 20007-5208                      (305) 371-2600
(202) 965-8100                                   Telecopier:  (305) 372-9928
Telecopier:  (202) 965-8104
                                                 175 Powder Forest Drive
                                                 Suite 201
                                                 Simsbury, CT  06089-9668
                                                 (860) 392-5000
                                                 Telecopier:
                                                 (860) 392-5058

                                                 HTTP://www.jordenusa.com

April 28, 2006



Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado   80111

     Re:  COLI VUL-2 Series Account
          Post-Effective Amendment No. 13 to Registration Statement on Form N-6 File Nos. 333-70963 and 811-09201

Ladies and Gentlemen:

        We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                             Very truly yours,

                                             /s/Jorden Burt LLP

                                             Jorden Burt LLP